Exhibit 4(b)(3)

FORM OF
SUPPLEMENTAL INDENTURE NO. [      ]

FROM

NORTHERN STATES POWER COMPANY
(A WISCONSIN CORPORATION)

TO

U.S. BANK NATIONAL ASSOCIATION

TRUSTEE

DATED AS OF
[                          ]

SUPPLEMENTAL TO INDENTURE
DATED AS OF SEPTEMBER 1, 2000

i

SUPPLEMENTAL INDENTURE No. [      ], made as of the [              ] day of [                                ], by and between NORTHERN STATES POWER COMPANY, a corporation duly organized and existing under the laws of the State of Wisconsin (the “Company”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States, as successor trustee (the “Trustee”):

WITNESSETH:

WHEREAS, the Company has heretofore executed and delivered its Indenture (hereinafter referred to as the “Indenture”), made as of September 1, 2000;

WHEREAS, the Company has heretofore executed and delivered a Supplemental Indenture No. 1 (“Supplemental Indenture No. 1”), made as of September 15, 2000, which created a series of Securities designated “7.64% Senior Notes, Series due 2008”;

WHEREAS, Section 2.5 of the Indenture provides that Securities shall be issued in series and that a Company Order shall specify the terms of each series;

WHEREAS, the Company has this day delivered a Company Order setting forth the terms of a series of Securities designated “[          ]% Senior Notes, Series due [              ]” (hereinafter sometimes referred to as the “Notes due [              ]”);

WHEREAS, Section 12.1 of the Indenture provides that the Company and the Trustee may enter into indentures supplemental thereto for the purposes, among others, of establishing the form of Securities or establishing or reflecting any terms of any Security and adding to the covenants of the Company; and

WHEREAS, the execution and delivery of this Supplemental Indenture No. [      ] (herein, this “Supplemental Indenture”) have been duly authorized by a resolution adopted by the Board of Directors of the Company.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to set forth the terms and conditions upon which the Notes due [              ] are, and are to be, authenticated, issued and delivered, and in consideration of the premises of the purchase and acceptance of the Notes due [              ] by the Holders thereof and the sum of one dollar ($1.00) duly paid to it by the Trustee at the execution of this Supplemental Indenture, the receipt of which is hereby acknowledged, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes due [              ] as follows:

ARTICLE I
RELATION TO INDENTURE; DEFINITIONS

SECTION 1.01       This Supplemental Indenture constitutes an integral part of the Indenture.

SECTION 1.02       For all purposes of this Supplemental Indenture:

(a)           Capitalized terms used herein without definition shall have the meanings specified in the Indenture;

(b)           All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture; and

(c)           The terms “hereof,” “herein,” “hereby,” “hereto,” “hereunder” and “herewith” refer to this Supplemental Indenture.

ARTICLE II
[              ]% SENIOR NOTES, SERIES DUE [              ]

SECTION 2.01       There shall be a series of Securities designated the “[              ]% Senior Notes, Series due [              ]” (the “Notes due [              ]”). The Notes due [              ] shall be limited to $[              ] aggregate principal amount.

SECTION 2.02       [Except as otherwise provided in Section[s] [2.05 and] 2.06 hereof,] the principal amount of the Notes due [              ] shall be payable on the stated maturity date of [              ], [              ].

SECTION 2.03       The Notes due [              ] shall be dated their date of authentication as provided in the Indenture and shall bear interest from their date at the rate of [              ]% per annum, payable semi-annually on  [              ] and [              ] of each year, commencing [              ], [              ]. If any such interest payment date falls on a day that is not a business day, then payment of interest will be made on the next succeeding business day (and without any interest or other payment in respect of any such delay), except that, if such business day is in the next succeeding calendar year, such payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on such date. Notwithstanding the definition of “Business Day” contained in the Indenture, for purposes of this Section 2.03, “business day” means a day other than (1) a Saturday or a Sunday, (2) a legal holiday or a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close, or (3) a day on which the Corporate Trust Office of the Trustee is closed for business. The Regular Record Dates with respect to such [              ] and [              ] interest payment dates shall be, [              ] and [              ], respectively. Except as otherwise provided in this Section 2.03, principal and interest shall be payable to the persons and in the manner provided in Sections 2.4 and 2.12 of the Indenture.

SECTION 2.04       The Notes due [              ] shall be payable at the Corporate Trust Office of the Trustee, and at the offices of such paying agents as the Company may appoint by Company Order in the future.

SECTION 2.05       [The Company may not redeem the Notes due [              ] prior to their stated maturity.] [The Company may redeem the Notes due [              ] at any time, in whole or in part, at a redemption price equal [Insert redemption terms]]

The Notes due [              ] shall not be subject to any sinking fund.

2

SECTION 2.06       [The Notes due [              ] will be repayable on [              ], at the option of the Holders thereof, at 100% of their principal amount, together with accrued and unpaid interest to [              ]. In order for a Note due [              ] to be repaid, the Company must receive at the corporate trust office of the Trustee during the period from and including [              ] to and including the close of business on [              ] (or if [              ] is not a Business Day, the next succeeding Business Day): (i) a Note due [              ] with the form entitled “Option to Elect Repayment” on the Note due [              ] duly completed, or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the Financial Industry Regulatory Authority or a commercial bank or a trust company in the United States of America setting forth the name of the Holder of the Note due [              ], the principal amount of the Note due [              ], the principal amount of the Note due          to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Note due [              ] to be repaid (with the form entitled “Option to Elect Repayment” on the Note due [              ] duly completed) will be received at the Trustee’s corporate trust office, no later than five Business Days after the date of such telegram, telex, facsimile transmission or letter and such Note due [              ] and form duly completed are received at the Trustee’s office, by such fifth Business Day. Effective exercise of the repayment option by the Holder of any Note due [              ] shall be irrevocable. No transfer or exchange of any Note due [              ] (or, in the event that any Note due [              ] is to be repaid in part, such portion of the Note due [              ] to be repaid) will be permitted after exercise of the repayment option. The repayment option may be exercised by the Holder of a Note due [              ] for less than the entire principal amount of the Note due [              ], provided the principal amount which is to be repaid is set forth on the form entitled “Option to Elect Repayment” on the Note due [              ] and is equal to $[            ]  or any integral multiple thereof. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Note due [              ] for repayment will be determined by the Company, whose determination will be final, binding and non-appealable. Upon timely delivery of a Note due [              ] to the Trustee with the “Option to Elect Repayment” form completed in accordance with the foregoing, the outstanding principal amount of such Note due [              ] (or portion thereof indicated on the “Option to Elect Repayment”) shall become due and payable on [              ], at a price equal to [              ]% of the principal amount to be repaid plus accrued and unpaid interest to [              ].]

SECTION 2.07       The Notes due [              ] shall be issued in fully registered form without coupons in denominations of $[            ] and integral multiples thereof. The Notes due [        ] shall be issued as unsecured general obligations of the Company.

SECTION 2.08       The Notes due [        ], and all other Notes issued or to be issued under the Indenture, will not be secured by first mortgage bonds of the Company and will not be entitled to the lien of or the benefits provided by the Supplemental and Restated Trust Indenture, dated March 1, 1991, from the Company to U.S. Bank National Association, as successor trustee.

SECTION 2.09       The Notes due [              ] shall initially be in the form attached as Exhibit A hereto.

3

ARTICLE III
MISCELLANEOUS

SECTION 3.01       The recitals of fact herein and in the Notes due [              ] (except the Trustee’s Certificate) shall be taken as statements of the Company and shall not be construed as made by the Trustee.

SECTION 3.02       This Supplemental Indenture shall be construed in connection with and as a part of the Indenture.

SECTION 3.03

(a)           If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision of the Indenture required to be included in indentures qualified under the Trust Indenture Act of 1939 (as enacted prior to the date of this Supplemental Indenture) by any of the provisions of Sections 310 to 317, inclusive, of said Act, such required provisions shall control.

(b)           In case any one or more of the provisions contained in this Supplemental Indenture or in the Notes due [              ] issued hereunder should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected, impaired, prejudiced or disturbed thereby.

SECTION 3.04       Whenever in this Supplemental Indenture either of the parties hereto is named or referred to, this shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Supplemental Indenture contained by or on behalf of the Company or by or on behalf of the Trustee shall bind and inure to the benefit of the successors and assigns of such party, whether so expressed or not.

SECTION 3.05

(a)           This Supplemental Indenture may be simultaneously executed in several counterparts, and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

(b)           The Table of Contents and the descriptive headings of the several Articles of this Supplemental Indenture were formulated, used and inserted in this Supplemental Indenture for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

4

IN WITNESS WHEREOF, NORTHERN STATES POWER COMPANY has caused this Supplemental Indenture to be signed by its President or a Vice President, and attested by its Secretary or an Assistant Secretary, and U.S. BANK NATIONAL ASSOCIATION has caused this Supplemental Indenture to be signed by its President, Vice President, Assistant Vice President or authorized Corporate Trust Officer, and attested by an authorized officer, this [              ] day of [                            ].

NORTHERN STATES POWER COMPANY

By:
Name:
Title:

ATTEST:

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as
Trustee

By:

ATTEST:

By:
Name:
Title:

5

EXHIBIT A

FORM OF
[              ]% SENIOR NOTES, SERIES DUE [              ]

REGISTERED	REGISTERED

THIS NOTE IS A GLOBAL SECURITY REGISTERED IN THE NAME OF THE DEPOSITORY (REFERRED TO HEREIN) OR A NOMINEE THEREOF AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL NOTES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS GLOBAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE TRUSTEE FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NORTHERN STATES POWER COMPANY
(INCORPORATED UNDER THE LAWS OF THE STATE OF WISCONSIN)
[              ]% SENIOR NOTES, SERIES DUE [              ]

CUSIP: [ ]	NUMBER:

ORIGINAL ISSUE DATE(S): [ ]	PRINCIPAL AMOUNT(S):$[ ]

INTEREST RATE: [ ]%	MATURITY DATE: [ ], [ ]

NORTHERN STATES POWER COMPANY, a corporation of the State of Wisconsin (the “Company”), for value received hereby promises to pay to Cede & Co., or registered assigns, the principal sum of [                ] DOLLARS on the Maturity Date set forth above, and to pay interest thereon from the Original Issue Date (or if this Global Security has two or more Original Issue Dates, interest shall, beginning on each such Original Issue Date, begin to accrue for that part of the principal amount to which that Original Issue Date is applicable) set forth above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on [              ] and [              ] in each year, commencing on [              ], at the per annum Interest Rate set forth above, until the principal hereof is paid or made available for payment. No interest shall accrue on the Maturity Date, so long as the principal amount of this Global Security is paid on the Maturity Date. The interest so payable and punctually paid or duly provided for on any such Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date for such interest, which shall be [              ] or [              ], as the case may be, next preceding such Interest Payment Date; provided, that the first Interest Payment Date for any part of this Global Security, the Original Issue Date of which is after a Regular Record Date but prior to the applicable Interest Payment Date, shall be the Interest Payment Date following the next succeeding Regular Record Date; and provided, that interest payable on the Maturity Date set forth above or, if applicable, upon redemption or acceleration, shall be payable to the Person to whom principal shall be payable. Except as otherwise provided in the Indenture (as defined below), any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and shall be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Securityholders not more than fifteen days or fewer than ten days prior to such Special Record Date. On or before Noon, New York City time, or such other time as shall be agreed upon between the Trustee and the Depository, of the day on which such payment of interest is due on this Global Security (other than maturity), the Trustee shall pay to the Depository such interest in same day funds. On or before Noon, New York City time, or such other time as shall be agreed upon between the Trustee and the Depository, of the day on which principal, interest payable at maturity and premium, if any, is due on this Global Security and following receipt of the necessary funds from the Company, the Trustee shall deposit with the Depository the amount equal to the principal, and interest payable at maturity and premium, if any, by wire transfer into the account specified by the Depository. As a condition to the payment, on the Maturity Date or upon redemption or acceleration, of any part of the principal and applicable premium of this Global Security, the Depository shall surrender, or cause to be surrendered, this Global Security to the Trustee, whereupon a new Global Security shall be issued to the Depository.

This Global Security is a global security in respect of a duly authorized issue of  [    ]% Senior Notes, Series due [              ] (the “Notes of this Series,” which term includes any Global Securities representing such Notes) of the Company issued and to be issued under an Indenture dated as of September 1, 2000 between the Company, as successor obligor, and U.S. Bank National Association, (as successor by merger to Firstar Bank, N.A.) as trustee (herein called the “Trustee”, which term includes any successor Trustee under the Indenture) and indentures supplemental thereto (collectively, the “Indenture”). Under the Indenture, one or more series of Securities may be issued and, as used herein, the term “Securities” refers to the Notes of this Series and any other outstanding series of Securities. Reference is hereby made for a more complete statement of the respective rights, limitations of rights, duties and immunities under the Indenture of the Company, the Trustee and the Securityholders and of the terms upon which the Securities are and are to be authenticated and delivered. This Global Security has been issued in respect of the series designated on the first page hereof, which series is limited in aggregate principal amount to $[              ].

Each Security or Global Security of this Series shall be dated and issued as of the date of its authentication by the Trustee and shall bear an Original Issue Date or Dates. Each Security or Global Security issued upon transfer, exchange or substitution of such Security or Global

Security shall bear the Original Issue Date or Dates of such transferred, exchanged or substituted Security or Global Security, as the case may be.

[The Company may redeem the Notes of this Series at any time, in whole or in part, at a redemption price equal to the [insert redemption terms].]

Interest payments for this Global Security shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In any case where any Interest Payment Date or date on which the principal of this Global Security is required to be paid is not a Business Day, then payment of principal, premium or interest need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date or date on which the principal of this Global Security is required to be paid and, in the case of timely payment thereof, no interest shall accrue for the period from and after such Interest Payment Date or the date on which the principal of this Global Security is required to be paid.

The Company, at its option, and subject to the terms and conditions provided in the Indenture, will be discharged from any and all obligations in respect of the Securities (except for certain obligations including obligations to register the transfer or exchange of Securities, replace stolen, lost or mutilated Securities, maintain paying agencies and hold monies for payment in trust, all as set forth in the Indenture) if the Company deposits with the Trustee money, U.S. Government Obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, or a combination of money and U.S. Government Obligations, in any event in an amount sufficient, without reinvestment, to pay all the principal of and any premium and interest on the Securities on the dates such payments are due in accordance with the terms of the Securities.

If an Event of Default shall occur and be continuing, the principal of the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modifications of the rights and obligations of the Company and the rights of the Securityholders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the outstanding Securities. Any such consent or waiver by the Holder of this Global Security shall be conclusive and binding upon such Holder and upon all future Holders of this Global Security and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu thereof whether or not notation of such consent or waiver is made upon the Note.

As set forth in and subject to the provisions of the Indenture, no Holder of any Securities will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to such Securities, the Holders of not less than a majority in principal amount of the outstanding Securities affected by such Event of Default shall have made written request and offered reasonable indemnity to the Trustee to institute such proceeding as Trustee and the Trustee shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of and any premium or interest on this Global Security on or after the respective due dates expressed here.

No reference herein to the Indenture and to provisions of this Global Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Global Security at the times, places and rates and the coin or currency prescribed in the Indenture.

As provided in the Indenture and subject to certain limitations therein set forth, this Global Security may be transferred only as permitted by the legend hereto.

If at any time the Depository for this Global Security notifies the Company that it is unwilling or unable to continue as Depository for this Global Security or if at any time the Depository for this Global Security shall no longer be eligible or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, the Company shall appoint a successor Depository with respect to this Global Security. If a successor Depository for this Global Security is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company’s election to issue this Note in global form shall no longer be effective with respect to this Global Security and the Company shall execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Notes of this Series in exchange for this Global Security, shall authenticate and deliver, individual Notes of this Series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of this Global Security.

The Company may at any time and in its sole discretion determine that all Notes of this Series (but not less than all) issued or issuable in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities. In such event, the Company shall execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Notes of this Series in exchange for such Global Security, shall authenticate and deliver, individual Notes of this Series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such Global Security or Securities in exchange for such Global Security or Securities.

Under certain circumstances specified in the Indenture, the Depository may be required to surrender any two or more Global Securities which have identical terms (but which may have differing Original Issue Dates) to the Trustee, and the Company shall execute and the Trustee shall authenticate and deliver to, or at the direction of, the Depository a Global Security in principal amount equal to the aggregate principal amount of, and with all terms identical to, the Global Securities surrendered thereto and that shall indicate all Original Issue Dates and the principal amount applicable to each such Original Issue Date.

The Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of Wisconsin.

Unless the certificate of authentication hereon has been executed by the Trustee, directly or through an Authenticating Agent by manual signature of an authorized officer, this Global

Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

All terms used in this Global Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture unless otherwise indicated herein.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

NORTHERN STATES POWER COMPANY

By:
Title:
Attest:
Title:

TRUSTEE’S CERTIFICATE
OF AUTHENTICATION

This Note is one of the Securities of the series herein designated, described or provided for in the within-mentioned Indenture.
U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Officer

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM— as tenants in common	UNIF GIFT MIN ACT—		Custodian
		(Cust)		(Minor)

TEN ENT — as tenants by the entireties	Under Uniform Gifts to Minors
JT TEN — as joint tenants with right of survivorship and not as tenants in common
State

Additional abbreviations may also be used
though not in the above list.

FOR VALUE RECEIVED the undersigned hereby sell(s),
assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

Please print or typewrite name and address
including postal zip code of assignee

the within security and all rights thereunder, hereby irrevocably constituting and appointing                          attorney to transfer said security on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.